UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2019

CYCLERION THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38787	83-1895370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

301 Binney Street

Cambridge, Massachusetts 02142

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (857) 327-8778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CYCN	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02  Results of Operations and Financial Condition.

As described in Item 8.01 below, on October 30, 2019, Cyclerion Therapeutics, Inc. (the “Company”) issued press releases announcing the topline data from the Company’s Phase 2 clinical trials of praliciguat in patients with diabetic nephropathy and heart failure with preserved ejection fraction (“HFpEF”). These press releases also contained information regarding the Company’s preliminary, unaudited unrestricted cash, cash equivalents and restricted cash balance as of September 30, 2019, and the Company’s expectations regarding the amount of time such amount will fund the Company’s operations.

The financial results included in the press releases are unaudited and preliminary estimates that (i) represent the most current information available to management as of the date of this Current Report on Form 8-K, (ii) are subject to completion of financial closing and procedures that could result in significant changes to the estimated amounts, and (iii) do not present all information necessary for an understanding of the Company’s financial condition as of, and its results of operations for the quarter ended, September 30, 2019. Accordingly, undue reliance should not be placed on such preliminary estimates.

The information contained in this Item 2.02 shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.05  Costs Associated with Exit or Disposal Activities.

On October 29, 2019, the Board of Directors of the Company approved the reduction of the Company’s current workforce by approximately thirty (30) full-time employees in order to better align its resources with its ongoing clinical and preclinical programs and innovation strategy following the announcement of topline data from the Company’s Phase 2 clinical trials of praliciguat. The Company expects that this workforce reduction will take place primarily during the fourth quarter of 2019.

The Company estimates that it will incur aggregate charges in connection with the workforce reduction of approximately $3 million for one-time employee severance and benefit costs primarily in the fourth quarter of 2019, nearly all of which are expected to result in cash expenditures. As a result of the workforce reduction, the Company expects to reduce its cash operating expenses by approximately $7 to $8 million during the fiscal year ending December 31, 2020. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the workforce reduction.

Item 8.01  Other Events.

On October 30, 2019, the Company issued two press releases announcing topline data from the Company’s Phase 2 clinical trials of praliciguat in patients with diabetic nephropathy and HFpEF. Copies of the press releases regarding diabetic nephropathy and HFpEF are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and, other than the information described in Item 2.02 above, each is incorporated by reference to this Current Report on Form 8-K.

The Company will also host a conference call to discuss the topline results from these clinical trials on October 30, 2019 at 8:30 a.m. Eastern Time.  A copy of the conference call presentation materials is attached hereto as Exhibit 99.3 and is incorporated by reference to this Current Report on Form 8-K.  The presentation materials are also available on the “Investors & Media” page of the Company’s website at https://ir.cyclerion.com/news-events/news-releases.

All information included in the press releases and the investor presentation is presented as of the respective dates thereof, and the Company assumes no obligation to correct or update such information in the future.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description

99.1	Press Release of Cyclerion Therapeutics, Inc. dated October 30, 2019
99.2	Press Release of Cyclerion Therapeutics, Inc. dated October 30, 2019
99.3	Investor Presentation of Cyclerion Therapeutics, Inc. dated October 30, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclerion Therapeutics, Inc.

Dated: October 30, 2019	By:	/s/ William Huyett
		Name:	William Huyett
		Title:	Chief Financial Officer

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